Listing Report:Supplement No. 59 dated Oct 01, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 26, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 321928
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$271.14

Auction yield range:	16.79% - 17.00%	Estimated loss impact:	19.24%
Lender servicing fee:	1.00%	Estimated return:	-2.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-1988	Debt/Income ratio:	30%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	3y 0m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$45,813	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	aquagirlsd	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying my credit card debt off!
Purpose of loan:
I want to get out of credit card debt once and for all, and stop paying credit card companies all this interest!!!

My financial situation:
I have a solid and stable job, I pay my bills on time each month.? The only reason I can't make a dent in my debt is due to high interest rates (so most of my payments go to interest).? I am trying to sell my car and other belongings to raise some more cash to pay the debt too.? I work and live?in a major city, so costs are high - but I take public transportation and bring my lunch to work to save some money.

Monthly net income: $ 4400

Monthly expenses: $
??Housing: $ 1700
??Insurance: $ 150
??Car expenses: $ 200?
??Utilities: $ 75????
??Phone, cable, internet: $ 200
??Food, entertainment: $ 250
??Clothing, household expenses $?50
??Credit cards and other loans: $ 1650
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448782
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 18.29%	Starting monthly payment:	$173.33

Auction yield range:	10.79% - 14.00%	Estimated loss impact:	10.11%
Lender servicing fee:	1.00%	Estimated return:	3.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-2006	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	4y 1m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,450	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	63%
		Homeownership:	No
Screen name:	Otaku201	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	34 ( 97% )	660-679 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	1 ( 3% )	680-699 (Jul-2009) 600-619 (Sep-2007)
Principal balance:	$200.12	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Goodbye High Interest Credit Cards
Purpose of loan:
This loan will be used to pay off my high interest credit cards. I?m trying to simplify things so I don?t have as many companies to pay.

My financial situation:
I am a good candidate for this loan because I have always paid my bills on time, and over the minimum. I will be able to pay back this loan quite easily as I?m currently capable of paying my bills, I?m just seeking a lower rate. I?ve had a couple of credit cards raise the rates for no reason.?I was thrilled to finally see this place back up and running and?I figure I?d be better off giving my money to the people on here and get a better rate at the same time. It?s a win win. Also this month marks the final payment of my original prosper loan. All payments were made on time, with one?hiccup due to me getting a new account number.

Monthly net income: $ 2600

Monthly expenses: $
Housing: $ 450
Insurance: $ 0
Car expenses: $ 100
Utilities: $ 150
Phone, cable, internet: $ 100
Food, entertainment: $ 200
Clothing, household expenses $
Credit cards and other loans: $ 500
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475522
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$269.21

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-2000	Debt/Income ratio:	53%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	15y 5m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,034	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	Yes
Screen name:	loyalty-path2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Make home repairs and Vacation
Purpose of loan:
This loan will be used to? this loan is for repair on air condition,fence and to take a vacation?

My financial situation:
I am a good candidate for this loan because?
I am never late on any of my other bills, i have taken a part time job and a room mate that will help with this bill. He and i will be married at one point this year or first of next 2011.?We will be able to meet this payment just?help us we are both?61 years of age and want to enjoy our time together but the most important thing is to get the house in order.
Monthly net income: $
1900.00
Monthly expenses: $
??Housing: $ 582.00
??Insurance: $ 126.00
??Car expenses: $ 70.00
??Utilities: $ 80.00
??Phone, cable, internet: $ 20.00
??Food, entertainment: $40.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 480.00
??Other expenses: $ 30.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477032
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$410.94

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	0y 7m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,871	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	26%
		Homeownership:	No
Screen name:	commander370	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
House Renovation
Purpose of loan:
This loan will be used to finish a property that I?adquired for the purpose?of?fixing it up and re-sell for the market value. The money will be used for the renovation of the bathroom (pic on display) and the stairs leading to the second floor. The rest of the property is finish and should be ready for sale as soon as the bathroom is renovated. If anyone have a question on how the money will be exactly spend I will be more than happy to provide more detail information.

My financial situation:

I dont have any morgage, car loan or any type of loan. Everything had been paid in full without the need to make any morgage or loans for anything that is on my name. I do have a credit card that I use to buy the materials needed but its paid in full every month. I do make my living as a "Realtor" for the state of PA and DE. I do have cash on my account but always good to keep it to a level that I can feel comfortable. Also I do have a buyer at the moment that is very interested on the property with a pre-approve mortgage. This will allow me not only to have the money I already invested but also the profits from the sale.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477486
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$294.03

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-2007	Debt/Income ratio:	15%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	8y 0m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	lilac929	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for home improvement
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477494
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-2002	Debt/Income ratio:	20%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	7 / 6	Length of status:	9y 9m
Amount delinquent:	$45	Total credit lines:	13	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,945	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	No
Screen name:	social-mastery	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a car to replace our old one
Purpose of loan:
This loan will be used to purchase a reliable car to replace my husband's aging daily driver.

My financial situation:
I have paid off two luxury cars in the last 6 years and am now married with a husband who also has a steady income (not listed here). The $45 delinquency above has since been resolved.

Monthly net income: $ 2200

Monthly expenses: $
??Housing: $ 960
? Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 45
??Other expenses: $ 45
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477666
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	16.79%	Starting borrower rate/APR:	17.79% / 21.14%	Starting monthly payment:	$234.31

Auction yield range:	16.79% - 16.79%	Estimated loss impact:	19.22%
Lender servicing fee:	1.00%	Estimated return:	-2.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1998	Debt/Income ratio:	34%
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 13	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	euro-tempo	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan Refinance
Purpose of loan:
Have a loan for this amount when credit was not that good.? Rate is 27.5.. Want a better rate to pay off faster..?

My financial situation:
Was only out of work for two weeks when the business downsized.?

Monthly net income: $ 3000
Citi Financial is just ripping me off.??? Thanks for your help
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$173.33

Auction yield range:	5.79% - 14.00%	Estimated loss impact:	5.19%
Lender servicing fee:	1.00%	Estimated return:	8.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1993	Debt/Income ratio:	15%
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	9y 1m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$9,302	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	leverage-healer	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	760-779 (Latest)
Principal borrowed:	$2,250.00	< 31 days late:	0 ( 0% )	740-759 (Oct-2009)
Principal balance:	$1,697.00	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Time for a better interest rate.
Purpose of loan:
This loan will be used to?
Refinance other debt.

My financial situation:
I am a good candidate for this loan because?
I have a stable income with a prosperous company I have worked for for over 9 years now, and have just been promoted to Asset Manager.? I have a very comfortable personal cash flow.
Monthly net income: $ 3,400.00

Monthly expenses: $ 1,420.00

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477696
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 33.61%	Starting monthly payment:	$110.37

Auction yield range:	16.79% - 29.00%	Estimated loss impact:	25.69%
Lender servicing fee:	1.00%	Estimated return:	3.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Feb-1999	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	22 / 22	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$4,139	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	22%
		Homeownership:	No
Screen name:	psychicmike	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Debt Consolidation
Purpose of loan:
Just looking to pay off my existing credit card debt and consolidate into a lower monthly payment.

My financial situation:
I am current on all payments with my credit cards. No lates. I always pay as soon as my billing cycle revolves.
I currently pay all my credit card bills using my banks bill pay feature.?

Monthly expenses: $
??Housing: $ 300
??Insurance: $? none
??Car expenses: $? Don't own a car
??Utilities: $? included in room rent
??Phone, cable, internet: $ use? prepaid cell service.
? Credit cards and other loans: $? Currently at around $4,000.00

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477702
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1998	Debt/Income ratio:	31%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	21 / 19	Length of status:	19y 6m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$10,896	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	cosmicgirl	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Please Help Pay Off My Credit Cards
Purpose of loan: I? could really use your help in getting this loan.? I'm very stressed out over these High Interest Credit Cards.? My plan is to get rid of these credit cards once and for all.? I would love to have just one payment a month.? That would be like heaven.? I would like to be able to help my mother a little more.? This loan will allow me to do that.??? I would like to thank you for bidding on my loan, I really appreciate it.
This loan will be used to?
Pay off High Interest Credit Cards.
My financial situation:
I am a good candidate for this loan because? I work and have the ability to pay the loan back and I have absolutely no late payments.? I have been on my job for almost 20 years.? Thank You So Much.

Monthly net income: $
3,400
Monthly expenses: $
??Housing: $ 870.00
??Insurance: $ 249.00
??Car expenses: $
??Utilities 135.00
??Phone, cable, internet: $ 243.00
??Food, entertainment: $ 40.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477714
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-2006	Debt/Income ratio:	Not calculated
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	best-sweet-leverage	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Future Media Mogul w/Hot New Brand!
Purpose of loan:

The young cousin of Maria Bartiromo, who anchor?s CNBC?s ?Closing Bell?, is looking to buy a website to launch the homepage for his own name brand, & video camera equipment.

He will film viral videos based on his character persona that past events in the spotlight created. From his own national news headlines, he has media contacts that he plans to contact to pitch an idea for a reality show & publish a book based on his story. He has the credibility & reputation to bring legitimacy & relevance to make this brand successful. The website will promote book excerpts, showcase his viral videos, post blogs, & allow scheduling of his specialized consulting services & speaking engagements. He?s currently under the wings of professors, making rounds at universities giving lectures in front of hundreds of college students sharing his riveting & inspirational story. (Dr. Sean Jasso, professor at UC Riverside is pictured on the left, on the right is the young man this is all about).

In the final stage, the brand will branch off into a clothing line & a social media hybrid, to which we already spent $7,000 buying those domains, trademarks & filing a pending patent - so that is why we are now out of liquid funds.

If you contact us to sign our non-disclosure confidentiality agreement, we can disclose his name & brand name now, otherwise we can give you his name & the brand name (both of which we are withholding for practical business sense) after the funding & purchase of the website.

Our ability to repay this loan:

He & I are both in our early 20?s. I?m his long-time girlfriend handling this stuff - we figured my credit is the better of the two. We are both too young to have built much. I have NO debts & never have had any, even refusing to accept student loans. I am about to graduate with a language major knowing 6 languages, & have prospective job offerings already lined up to replace the part-time work I currently do. With the $1,200 I make a month (& soon to be a lot more) & his $4,000 remaining on his unemployment, with MINIMAL expenses such as gas & food (we live at home still) versus the small monthly payment this loan requires, there is no chance of default. I would never put my building credit in jeopardy & he wouldn?t put his name, image or brand in jeopardy of tarnishing his reputation by defaulting either.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477726
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Mar-2004	Debt/Income ratio:	57%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	9	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 9	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,923	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	56%
		Homeownership:	Yes
Screen name:	mandies222	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 88% )	640-659 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	1 ( 13% )	640-659 (Aug-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my?credit cards and getting one monthly payment that is easier to keep track of.

My financial situation:
I am a good candidate for this loan because I have a good history of paying off my prior loan through Prosper as well as good history of making payments on time. I am dependable and pay all my bills on time.

Monthly net income: $ 2,000

Monthly expenses: $
??Housing: $ 860
??Insurance: $ 60
??Car expenses: $
??Utilities: $?50
??Phone, cable, internet: $ 100
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477730
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,300.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 32.10%	Starting monthly payment:	$53.42

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1986	Debt/Income ratio:	28%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 8	Length of status:	16y 1m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$147,844	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	waytenmom	Borrower's state:	Florida	Borrower's group:	Future Innovations
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Visit Sponsored Child in Guatemala
Purpose of loan:
This loan will be used for my 14 year old daughter and me to visit a child in Guatemala who our family sponsors through Christian Foundation for Children and Aging (that is our sponsored child in the picture).? It is desperately important to me to expose my daughter to a much broader perspective of the world than she gains as a middle class American teenager.?

My financial situation:
I have worked very, very hard to get out of using credit cards; we do not have credit cards anymore and the ones we do have we are methodically paying down on.? For the purpose of this trip, I need to pay a $200 deposit, complete the rest of the trip fees and purchase airline tickets by 5/1/11.? It's important enough to me to make the sacrifice of monthly payments, and I'd certainly rather do it through peer-to-peer lending than through a credit card company.

Monthly net income: $ 4,900

Monthly expenses: $
??Housing: $ 1,700
??Insurance: $ 150
??Car expenses: $ 550
??Utilities: $ 500
??Phone, cable, internet: $ 300
??Food, entertainment: $ 900
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 1500
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477732
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 40.24%	Starting monthly payment:	$54.28

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1994	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	1	Current / open credit lines:	10 / 3	Length of status:	9y 8m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,914	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	No
Screen name:	unafraid-revenue8	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Medical Bills -- NOT HR
Purpose of loan:
This loan will be used to consolidate medical bills from an unexpected hospitalization in early July.

My financial situation:
I am a good candidate for this loan because I always pay my debts. The one item on my credit report is due to a previous doctor not ever balance billing me after he received an insurance payment. 2 years later the bill unexpectedly showed up on my credit report -- have been paying off the bill monthly and have a little over a year to go.

Future medical expenses in 2010 will be 100% reimbursed since I have now met annual out of pocket spending limits.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477738
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$205.47

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-1996	Debt/Income ratio:	22%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	4y 4m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,921	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	dinero-plato7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF MED
Purpose of an:
This an will be used to?
PAY MED FOR PARENTS
My financial situation:
I am a good candidate for this an because?

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 300????
??Car expenses: $ 100
??Utilities: $?100
??Phone, cable, internet: $ 50
??Food, entertainment: $?100
??Cthing, household expenses $ 100
??Credit cards and other ans: $ 500
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477768
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	16.79%	Starting borrower rate/APR:	17.79% / 21.14%	Starting monthly payment:	$270.35

Auction yield range:	16.79% - 16.79%	Estimated loss impact:	24.92%
Lender servicing fee:	1.00%	Estimated return:	-8.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Dec-2000	Debt/Income ratio:	26%
Credit score:	620-639 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	3 / 2	Length of status:	2y 0m
Amount delinquent:	$160	Total credit lines:	22	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$662	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	blindemelon67	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,025.00	< 31 days late:	0 ( 0% )	580-599 (Nov-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Paying off credit cards for good!
Purpose of loan:
This loan will be used to consolidate credit cards that my wife and I have.? We're trying to work on this together and eventually get rid of credit cards once and for all.

My financial situation:
I am a good candidate for this loan because I have used Propsper for a loan previously.? I paid it off and it helped me out a great deal.? I am never late on my bills anymore and I've been slowly trying to get rid of bad stuff on my credit report, which seems to take forever.? I've been working on getting my credit score up since I messed that up royally when I was younger.? Since the last time I used Prosper, my credit score has went up a bit.? We're looking to possibly start a family and eventually get a house, but we want to make sure we've cleaned things up financially before any of that happens.? So, we're starting with the credit cards.

Monthly net income: $ $1800 (me), $2200 (wife) - We have our finances merged.

Monthly expenses: $
??Housing: $ 795
??Insurance: $ 140
??Utilities: $ 100
??Phone, internet: $ 130

Thanks for looking at my listing, I will appreciate any possible help I can get.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477820
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$271.14

Auction yield range:	16.79% - 17.00%	Estimated loss impact:	24.94%
Lender servicing fee:	1.00%	Estimated return:	-7.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jun-1975	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	16 / 12	Length of status:	39y 1m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$104,059	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	greenback-champion811	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Office relocating/new website/compu
Purpose of loan:
This loan will be used to? relocate our office/update computer equip and website development..updated image system.

My financial situation:
I am a good candidate for this loan because??
I have an excellent track record of loan repayment over the years in business.? My business works with many non-profits and private schools.? We have an excellent reputation in the community, investing in people and projects to make this a better place to live and work.

Monthly net income: $ 7,300(after taxes)

Monthly expenses: $
??Housing: $ 1,600.00 (we have a rental property that has a monthly rental of $1,200.00)
??Insurance: $ 422.00
??Car expenses: $ 480.00 (paid by my business)
??Utilities: $ 230.00
??Phone, cable, internet: $ 120
??Food, entertainment: $ 550
??Clothing, household expenses $ 150
??Credit cards and other loans: $ many of the loans listed on my credit report are?for business purposes; approx $74,000 of the?credit outstanding is for business purpose.(? Business pays aprox $2,860 per month) (I pay the rest with my personal income $1,100)
??Other expenses: $ 185.00 (repairs, maintence, etc)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477836
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	13.79%	Starting borrower rate/APR:	14.79% / 18.08%	Starting monthly payment:	$207.38

Auction yield range:	13.79% - 13.79%	Estimated loss impact:	14.79%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1995	Debt/Income ratio:	19%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	0y 4m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,414	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	61%
		Homeownership:	No
Screen name:	blue-mindful-kindness	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding for Police Academy
Purpose of loan:
This loan will be used for tuition for a police academy in Florida.? Unfortunately, the academy I'm going to does not offer student loans.? This year, I graduated with honors with an Associate of Arts in Criminal Justice and all I have left now is the academy.? :-)? I currently work for a police department as a non-bonded patrolman.

My financial situation:
I am a good candidate for this loan because I believe in paying my debts on time, as reflected in my credit history.

Monthly net income: $ 1320.00

Monthly expenses: $ 524.00
??Housing: $ 450.00/2 = $225.00 (shared with another person)
??Insurance: $ 0.00 (Parents still wish to pay this for me!)
??Car expenses: $ 50.00 (Fuel)
??Utilities: $ 25.00
??Phone, cable, internet: $ 34.00
??Food, entertainment: $ 75.00
??Clothing, household expenses $ 25.00
??Credit cards and other loans: $ 90.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477842
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.41%	Starting monthly payment:	$143.17

Auction yield range:	16.79% - 20.00%	Estimated loss impact:	19.43%
Lender servicing fee:	1.00%	Estimated return:	0.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jun-2003	Debt/Income ratio:	10%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	2y 2m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,768	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	37%
		Homeownership:	No
Screen name:	Joemc22	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a credit card
Purpose of loan:
I'm looking to pay off a credit card with $3800 in 3-4 years. The card is in my brother's name, and I need to get off of the card asap.

My financial situation:
The only bills I have are for my apartment ($450) and car insurance ($193), and other small expenses. Monthly, I'm left with around?$600 to $750, depending on utility bills. I'm looking for the lowest possible interest rate, but will?be?paying more than the montly minimun. I'm?not having any luck finding a 0% credit cards, and need?to get a loan asap.

Monthly net income: $ 2300

Monthly expenses: $
??Housing: $ 450
??Insurance: $ 193
??Car expenses: $
??Utilities: $?50
??Phone, cable, internet: $ 25
??Food, entertainment: $?100
??Clothing, household expenses $ 25
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477848
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$266.89

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Mar-1989	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	21y 9m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$13,709	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	3Bookworms	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 97% )	720-739 (Latest)
Principal borrowed:	$25,000.00	< 31 days late:	1 ( 3% )	720-739 (Aug-2010) 740-759 (Sep-2008) 720-739 (Jun-2008) 760-779 (Jun-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Paying Tuition for Child
Purpose of loan:
This loan will be used to? pay college tuition for my son.

My financial situation:
I am a good candidate for this loan because? I am on my way to being debt-free.? 3 years ago I got a $25K Proper loan and an additional $20K from credit card advances to bolster a part-time family business we had started.? That business is still going well and I have recently had a promotion with my regular full time job in the financial services industry.

The $25K Prosper Loan?has been?paid in full.??The credit card bills are down to $14K.? The credit card bills will be paid off by my 2010 bonus which pays in February 2011.?

I am committed to sharing the cost of college with my son and our goal is to have him finish without him using any student loans so that he has a better financial start to his future than I did.?? This loan will help us work toward that goal.?

Thank you for your consideration.

Monthly net income: $ 9400

Monthly expenses: $
??Housing: $ 2700
??Insurance: $?595
??Car expenses: $ 425
??Utilities: $ 295
??Phone, cable, internet: $ 235
??Food, entertainment: $ 850
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 750
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477872
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.3%

Starting lender yield:	6.85%	Starting borrower rate/APR:	7.85% / 8.19%	Starting monthly payment:	$187.60

Auction yield range:	2.79% - 6.85%	Estimated loss impact:	1.30%
Lender servicing fee:	1.00%	Estimated return:	5.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Sep-1994	Debt/Income ratio:	9%
Credit score:	800-819 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$531	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	No
Screen name:	kloans517	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	18 ( 100% )	800-819 (Latest)
Principal borrowed:	$9,000.00	< 31 days late:	0 ( 0% )	740-759 (Jul-2008) 760-779 (Nov-2007) 760-779 (May-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	18
Description
Unexpected Moving Expenses
Purpose of loan:
I am seeking a loan to aide with an unexpected move I must make.? I currently have enough money to live on comfortably, but I am seeking a bit of leverage funding to help negotiate my lease and repairs to the property before I move in.? Be sure to view my borrowing and lending history or contact me for professional or personal references.

My financial situation:
I hold a steady job and do not live above my means.? I have several money market, stock?and savings investments and also loan money through Prosper.com.? All utility bills, rent, and?credit card debt is paid monthly.? I have no outstanding or delinquent payments and am extremely cautious about staying up to date on my payments.?

Feel free to contact me with any questions.

Monthly expenses: $
??Housing: $ 850.00
? Utilities: $ 50.00
??Phone, cable, internet: $ 65.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ $100.00
??Other expenses: $ 200.00
? Savings/Investments: 500.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477880
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1994	Debt/Income ratio:	7%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	4 / 4	Length of status:	0y 0m
Amount delinquent:	$153	Total credit lines:	26	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$376	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	75%
		Homeownership:	Yes
Screen name:	order-pursuit	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debt and personal loan
I'm looking to consolidate some of my debt - medical, private student loans as well as a personal loan to pay for my father's health care.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477886
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 15.23%	Starting monthly payment:	$498.21

Auction yield range:	10.79% - 11.00%	Estimated loss impact:	11.03%
Lender servicing fee:	1.00%	Estimated return:	-0.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2002	Debt/Income ratio:	27%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,148	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	52%
		Homeownership:	No
Screen name:	reward-oracle	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding and Auto
Purpose of loan:
This loan will be used to?
wedding and car
My financial situation:
I am a good candidate for this loan because?
I always pay my loans on time and am responsible
Monthly net income: $
2426
Monthly expenses: $
??Housing: $ 300
??Insurance: $ 40
??Car expenses: $ 0
??Utilities: $?40
??Phone, cable, internet: $ 0
??Food, entertainment: $?150
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477898
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$271.14

Auction yield range:	16.79% - 17.00%	Estimated loss impact:	37.54%
Lender servicing fee:	1.00%	Estimated return:	-20.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Feb-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	7y 0m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,902	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	First-Response	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finish building my garage
Purpose of loan:
To finish my garage, all concrete / block work is complete. I need around $6500 for material. The rest will go towards labor, I have $2,000 saved to apply towards the labor.

My financial situation:
My current business partners are walking away from the company and handing it over to me. We were using their offices and warehouses and I need to have a place to store inventory until I get my own warehouse.

I?currently have $387,000 under contract. I can email a copy of each contract to?anyone that needs to see it.?I will not be getting paid from any of these contracts until the middle of November and December.

Monthly net income: $ 5100

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 160
??Car expenses: $ 650
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 700
??Other expenses: $ 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477904
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$134.61

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1997	Debt/Income ratio:	8%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	3 / 3	Length of status:	13y 8m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,929	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	visionary-listing0	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting To The Finish Line
Purpose of loan:

The purpose of this loan will be to purchase holiday( Halloween ) inventory and start on high school holiday fundraisers. Halloween is the biggest time of year for the popcorn business and I am near the finishline. I have invested $40,000 of my personal funds to build this business, so this business is debt free. I plan on paying this debt off early as well.

My financial situation:
I am a good candidate for this loan because? I have means of getting the funds for this business but it won't be in time for the holidays. I am committed to this business and my obligations as well. I have been repairing my personal credit for the last 3 years and I don't intend to mess it up. This will help my business get off to a great start and that is what is needed to sustain and grow in the near future. I am currently working a full-time job and I don't intend to quit anytime soon. I have been with my current job 14 yrs. The payments will be on automatic draft in order to show on time payments as well. Feel free to ask any questions, I will be glad to address them if you have any reservations. Thank You in Advance.

Monthly net income: $ 4900

Monthly expenses: $
??Housing: $1880
??Insurance: $180
??Car expenses: $
??Utilities: $325
??Phone, cable, internet: $295
??Food, entertainment: $300
??Clothing, household expenses $195
??Credit cards and other loans: $315
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477910
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-2009	Debt/Income ratio:	4%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	3y 1m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	FutureBillionaire	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BUY A USED CAR / ESTABLISH CREDIT
Purpose of loan:This loan will be used to buy a new(used) car. My current car has finally gave out on me and would be a huge waist of time and money to try and fix it. There is always something wrong with it and it has never really been known as a reliable car. This loan will also be used to better my credit, I plan to have this loan atleast 80% payed off within 4-6 months. I have (1) free check in November and (2) free checks in December. Taxes are also just around the corner so it shouldn't be long before this loan is payed in full.My financial situation:I am a good candidate for this loan because i pay ALL my bills on time and i plan on paying this loan back within 6-9 months, WAAAYYY before the suggested 36months!Monthly net income: $ 1080Monthly expenses: $ 660?Housing: $ 300?Insurance: $?Car expenses: $ 115?Utilities: $?Phone, cable, internet: $ 50?Food, entertainment: $ 100?Clothing, household expenses $ 45?Credit cards and other loans: $?Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477914
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	10.79%	Starting borrower rate/APR:	11.79% / 15.02%	Starting monthly payment:	$496.71

Auction yield range:	10.79% - 10.79%	Estimated loss impact:	11.02%
Lender servicing fee:	1.00%	Estimated return:	-0.23%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1993	Debt/Income ratio:	35%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	6y 3m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$481,118	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	clean-peso9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investment property in Jackson, MS
Purpose of loan:
This loan will be used to?
Purchase a 3 BR / 2 BA rental property in Jackson, Mississippi.
Purchase price is $10,000, repair costs are $10,000. After repair value is $60,000. Projected rental income is $700 / month. Projected monthly expenses are $200 / month. The repaired property will be rented to a low income family in the area.

My financial situation:
I am a good candidate for this loan because?
I already own 4 properties in the area. I have a proven track record of being able to repair the property quickly and giving people a beautiful high quality home to live in.

Monthly net income: $ 9000

Monthly expenses: $
??Housing: $?2550
??Insurance: $ 50
??Car expenses: $ 0
??Utilities: $ 300
??Phone, cable, internet: $ 140
??Food, entertainment: $ 500
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 1600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477920
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	11.50%	Starting borrower rate/APR:	12.50% / 15.74%	Starting monthly payment:	$317.81

Auction yield range:	10.79% - 11.50%	Estimated loss impact:	11.04%
Lender servicing fee:	1.00%	Estimated return:	0.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-2001	Debt/Income ratio:	26%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 17	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,549	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	33%
		Homeownership:	Yes
Screen name:	exciting-wealth3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards - have Job!
Purpose of loan:
This loan will be used to? pay off credit card debt

My financial situation:
I am a good candidate for this loan because? I have a good/stable job. I also run a photography & website design firm. I make enough money.. its just that the credit card interest rates are killing me!

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 200
??Car expenses: $500
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 100?
??Credit cards and other loans: $ 700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477934
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$82.19

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2006	Debt/Income ratio:	16%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,221	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	sunny-agreement3	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a couple bills
Purpose of loan:
This loan will be used to pay off credit card bills, due to a couple of unforeseen expenses.

My financial situation:
I handle my finances very well, have to get a couple car repairs done and don't have the money to do so at the moment.

Monthly net income: $ 2300

Monthly expenses: $ 1408
??Housing: $ 830
??Insurance: $ 170
??Car expenses: $188
??Utilities: $ 100
??Phone, cable, internet: $50
??Food, entertainment: $ 50
??Clothing, household expenses $ 20
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477946
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$98.43

Auction yield range:	3.79% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	May-1989	Debt/Income ratio:	12%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	8y 9m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$50,892	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	commerce-coyote8	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit card
Purpose of loan:
This loan will be used to pay off one of my credit cards. I also am curious to see how this works and this proposed monthly payment is equivalent to what I am paying currently and would like to do more business on this website if this goes smoothly.

My financial situation:
I am a good candidate for this loan because I?have been with the same company for?almost 9?years,?own my home, and love dealing with finances. I can and will pay off this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477952
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 16.63%	Starting monthly payment:	$32.81

Auction yield range:	3.79% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Oct-1995	Debt/Income ratio:	22%
Credit score:	800-819 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 15	Length of status:	10y 2m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$25,380	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	26%
		Homeownership:	Yes
Screen name:	credit-conductor341	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Quick Cash - Will pay loan quickly
Purpose of loan:
This loan will be used to? increase available funds.? I paid too many bills in advance and have reduced my available funds to near zero.

My financial situation:
I am a good candidate for this loan because? I will pay this loan off ASAP...within one month.? I have always paid my bills.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477958
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	24.95%	Starting borrower rate/APR:	25.95% / 29.47%	Starting monthly payment:	$241.58

Auction yield range:	10.79% - 24.95%	Estimated loss impact:	11.42%
Lender servicing fee:	1.00%	Estimated return:	13.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jul-1991	Debt/Income ratio:	20%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	0y 7m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,880	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	51%
		Homeownership:	No
Screen name:	red-order-piledriver	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fiancee's dream engagement ring
Purpose of loan:
This loan will be used to? purchase the ring that my fiancee has already fallen in love with. It is being held for us only until Oct. 15th.

My financial situation:
I am a good candidate for this loan because? we bring home a very good combined income. As of today, My Experian credit score is 701. We both work at very successful private companies. Currently most of our cash is going to finance the wedding which we do not want to use credit for. The reason I could not get a bank loan is due to my not having 12 consecutive months of employment. This was due to being a stay-at home dad last year to care for our newborn daughter..

Monthly net income: $7,500 including both incomes

Monthly expenses: $
??Housing: $ 2100
??Insurance: $ 300
??Car expenses: $350
??Utilities: $ 100
??Phone, cable, internet: $350
??Food, entertainment: $400
??Clothing, household expenses $
??Credit cards and other loans: $1000
??Other expenses: $ 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 435297
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Aug-2005	Debt/Income ratio:	51%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,217	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	No
Screen name:	gain-piano	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
Purpose of loan:
This loan will be used to?Payoff cell phone bill.? Oversea expense I occur with Verizon Wireless.? Did not understand my roaming expense.?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 467215
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%

Starting lender yield:	7.25%	Starting borrower rate/APR:	8.25% / 8.59%	Starting monthly payment:	$157.26

Auction yield range:	2.79% - 7.25%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jul-1999	Debt/Income ratio:	12%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	2y 6m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,433	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	48%
		Homeownership:	No
Screen name:	p2ploan-charmer	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my vacation :)
Purpose of loan:
This loan will be used to? Pay off my summer vacation.

My financial situation: Looking good, the company I worked for just got acquired by Google, will be getting retention package (2x salary) after 1 year, for 3 years.
I am a good candidate for this loan because... I care about my credit rating.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 475919
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1999	Debt/Income ratio:	27%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	11 / 10	Length of status:	5y 8m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,538	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Homeownership:	No
Screen name:	generosity-zoomer	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?paying off credit cards and assisting?with the newly added responsibility for caring for my godchildren.??

My financial situation:
I am a good candidate for this loan because?I have a steady income and?a?good paying job. I?have been able to maintain my bills consistently.I am a good candidate for this loan because I recognize the importance of being proactive in ones financial situation.Additionally, I have the means to repay the loan I feel that it would be easier for me to consolidate many of my bills into one loan potentially reducing my interest rates on repayments as well as reducing my payoff period.
Monthly net income: $ 2900

Monthly expenses: $
??Housing: $ 760
??Insurance: $ 0
??Car expenses: $480
??Utilities: $ 120
??Phone, cable, internet: $?110
??Food, entertainment: $ 150
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 300
??Other expenses: $100
Monthly net income: $ 2900

Monthly expenses: $
??Housing: $ 760
??Insurance: $ 0
??Car expenses: $480
??Utilities: $ 120
??Phone, cable, internet: $?110
??Food, entertainment: $ 150
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 300
??Other expenses: $100
Monthly net income: $ 2900

Monthly expenses: $
??Housing: $ 760
??Insurance: $ 0
??Car expenses: $480
??Utilities: $ 120
??Phone, cable, internet: $?110
??Food, entertainment: $ 150
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 300
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 476689
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Sep-1998	Debt/Income ratio:	16%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,546	Stated income:	$100,000+
Delinquencies in last 7y:	15	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	aesop56	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	19 ( 86% )	640-659 (Latest)
Principal borrowed:	$2,400.00	< 31 days late:	1 ( 5% )	680-699 (Jun-2010) 620-639 (Jan-2010) 580-599 (Mar-2008)
Principal balance:	$0.00	31+ days late:	2 ( 9% )
Total payments billed:	22
Description
Inventory for holidays
Purpose of loan:
This loan will be used to take advantage of reduced prices from my distributors and to boost inventory for my online retail business. Last year we sold over $5000 during November and December but ran out of inventory. I would like to avoid that this year and take advantage of a deal made by my distributor. If I can purchase in bulk then he will reduce my price by 20% and allow me a much better profit margin for this holiday season. Previously we have not been able to take advantage because of lack of available financing.

My financial situation:
I am a good candidate for this loan because?? I have a high income from my current overseas contracting job. I have a low debt to income ratio with plenty of cash left over for the debt service if needed. After my monthly bills and savings we have $6000 a month left over.? The calculated payment at the offered rate for this loan is around $350.00 the business brings in $2000 a month and has more than enough left over to service this loan. My credit is rated HR because of my home mortgage and the year we spent negotiating the loan with wells fargo. The loan was modified but they reported us late for 120 days for the moratorium they granted us on payments. All my outstanding loan payments have been paid on time or paid early in the last two years and my credit rating has increased over 100 points. I am trying to further improve my rating by getting a loan from prosper and show lenders that people are willing to continue lending to me. If you have any questions please feel free to ask me.

Monthly net income: $ 12,000

Monthly expenses: $
??Housing: $ 1775
??Insurance: $ 200
??Car expenses: $ 350
??Utilities: $ 150
??Phone, cable, internet: $ 300
??Food, entertainment: $ 350
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477259
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	17.72%	Starting borrower rate/APR:	18.72% / 23.46%	Starting monthly payment:	$43.82

Auction yield range:	16.79% - 17.72%	Estimated loss impact:	24.98%
Lender servicing fee:	1.00%	Estimated return:	-7.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Sep-1996	Debt/Income ratio:	15%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	15 / 16	Length of status:	6y 9m
Amount delinquent:	$25	Total credit lines:	50	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,412	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	revenue-portait	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	700-719 (Dec-2009)
Principal balance:	$805.18	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
New baby coming... Need Furniture..
Purpose of loan:
To furnish for?nursery for newborn?

Monthly net income: $ 4814
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477339
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Nov-1984	Debt/Income ratio:	20%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	9y 6m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$11,906	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	2	Bankcard utilization:	36%
		Homeownership:	No
Screen name:	money-announcer7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Payoff
This loan will be used to consolidate and payoff credit card debt enabling me?to make one large payment instead of smaller, seperate payments so that I can?payoff?the loan more quickly.

I am a good candidate for this loan because I take pride in making sure my bills are always paid on time. I am a single mother of an amazing 12 year old daughter; her father and I divorced several years ago which caused a few bills to be late.? In fact, prior to the divorce we filed for bankruptcy as the company he worked for closed their doors without ever notifying their employees and we lost our home. I have since done very well on my own and did all I could to bring my credit up to where it is now. I hope that you choose to fund my loan and I thank you for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477541
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$267.11

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-2005	Debt/Income ratio:	18%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	14 / 13	Length of status:	1y 0m
Amount delinquent:	$995	Total credit lines:	20	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,165	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	No
Screen name:	new-subtle-fairness	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
need a work truck
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477669
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Dec-1988	Debt/Income ratio:	12%
Credit score:	600-619 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	15	Current / open credit lines:	1 / 1	Length of status:	3y 5m
Amount delinquent:	$11,721	Total credit lines:	24	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	15	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	nole1313	Borrower's state:	Utah	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	28 ( 80% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	6 ( 17% )	520-539 (Jul-2007) 520-539 (Jun-2007) 520-539 (May-2007) 520-539 (Apr-2007)
Principal balance:	$0.00	31+ days late:	1 ( 3% )
Total payments billed:	35
Description
A debt free future is in site
I just finished paying off my first loan with Prosper. This was a great help and I paid off my payday loans and a couple of credit cards. I hope to be able to secure a second one to continue to help me to clear up old debts and to go forward to a soon to be debt-free future.

Just to recap; my husband & I had good jobs & great credit; we then ran into some Medical problems & I made some poor choices.

We now live with & care for my parents for room & board and I have a good job where I work at home.

I just want to continue to fix my mistakes, I don't want to be afraid to answer the phone or the door anymore. With Prosper, I can get the amount needed to pay them what I owe and make the once a month Prosper payment.

Due to poor credit I plan to do this one step at a time. First I will pay off my Target Card $250, Ambulance $700, Dr Graff $450 and Dr Roberts $400. I plan on having this loan paid off within 5 months when I get my tax refund. At which time I will use what ever is left from that refund to pay other debt and if needed get another Prosper loan to pay off the remaining credit card debt.

New Budget
Tithing $112
Storage 50
Qwest 70
Car Insurance 40
Incidentals 200
Money left for Prosper is 266

My credit rating does not show very high but I am working very hard at cleaning up my score; however, it is very difficult. If my credit report shows any delinquencies it's because of my stupidity with the past payday loans, & the use of credit cards at the start of the meidcal problems.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477687
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$410.94

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-1986	Debt/Income ratio:	35%
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	7y 3m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,277	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	Yes
Screen name:	hard-working-camaraderi239	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a little help.
Purpose of loan:
This loan will be used to fix items around the house because my son is going to have his first child. Need to baby proof and be able to provide for the new little one.

My financial situation is good. Simple job putting together circuit boards. My son also provides me with about $800.00 dollars in rent.
I am a good candidate for this loan because I always repay my loans. My son covers the mortgage and we have rental property that pays for itself and some. I have no car note and don't go out much. Just want to provide a nice little safe home for my son and the baby.

Monthly net income: $1,300.00.

Monthly expenses: $200.oo
??Housing: $0
??Insurance: $30.00
??Car expenses: $30.00
??Utilities: $50.00
??Phone, cable, internet: $0
??Food, entertainment: $0
??Clothing, household expenses $0
??Credit cards and other loans: $300.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477693
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$410.94

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-2009	Debt/Income ratio:	4%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$393	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	19%
		Homeownership:	No
Screen name:	compassion-student0	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A New Boat
Purpose of loan:
This loan will be used to? Buy a new boat, I intend to sell my current one and my jet ski????

My financial situation:
I am a good candidate for this loan because? I have been with the same employer for 16 years, 13 in the UK then I was asked to come to America and launch a new program for them here

Monthly net income: $ 5200????????

Monthly expenses: $ 3000
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477717
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jun-2006	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	4y 9m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$455	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	85%
		Homeownership:	No
Screen name:	alakanbearcub	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
testing and investment capital
Purpose of loan:
This loan will be used to help build my credit and reinvest in prosper while I'm at it.

My financial situation:
I am a good candidate for this loan because it is for the smallest amount possible(I would ask for less if Prosper would let me).? The intent of this loan is to help build my credit and reinvest in the Prosper community while I'm at it.? The first thing I do when my monthly check comes in is pay bills.? While the revolving credit appears to be $455, that is because a $200 payment that just cleared has not reached my credit report yet.

Monthly net income: $ 1500

Monthly expenses: $940
??Housing: $650
? Utilities: $90
??Phone, cable, internet: $100
??Food, entertainment: $50
??Credit cards and other loans: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477729
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Nov-1992	Debt/Income ratio:	19%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	7	Current / open credit lines:	1 / 2	Length of status:	5y 9m
Amount delinquent:	$5,995	Total credit lines:	29	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	17	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	gain-renaissance	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Dream House Falling Apart
Hit a hard time when I had my first child and was hospitalized for 4 months and that is what started the downhill turn. I ALWAYS had good credit (715 or above) and a great job. We bought our dream house and then I had my second child and was hospitalized or on bed rest for 3 months. We got behind because even though I have a great job I was not getting paid while I was out sick. This year we had our third child and I was on bed rest for the entire time (8 months). Needless to say I love my kids, but each time we got behind. NO more kids and I am getting things back on track but we need a little help to get over this hill.

Purpose of loan:
This loan will be used to fix the outside of our dream home and to pay off small bills

My financial situation:
I am a good candidate for this loan because I have great paying job

Monthly net income: $ 4295

Monthly expenses: $
??Housing: $ 1545
??Insurance: $ 150
??Car expenses: $ 0???
??Utilities: $ 300
??Phone, cable, internet: $ 170
??Food, entertainment: $ 300
??Clothing, household expenses $ 350
??Credit cards and other loans: $
??Other expenses: $ 800
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477753
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.7%

Starting lender yield:	22.65%	Starting borrower rate/APR:	23.65% / 27.12%	Starting monthly payment:	$585.74

Auction yield range:	7.79% - 22.65%	Estimated loss impact:	9.24%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-1989	Debt/Income ratio:	Not calculated
Credit score:	780-799 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	55	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$52,286
Delinquencies in last 7y:	5	Bankcard utilization:	52%
		Homeownership:	Yes
Screen name:	vivid-currency1	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Caring 4 parents-healthcare debt
Purpose of loan:
This loan will be used to? pay offf credit card debt from helping care for parents healthcare costs. They're now enrolled in various programs, so the debt will go DOWN from now on.?Making just one payment per month to?Prosper would help SO much and lift such a burden!

My financial situation:
I am a good candidate for this loan because? my income is steady, debt won't be going up because I won't be incurring more from helping my parents who are now self-sufficient, I can make this payment with no problem. My previous credit issues were caused by a spouse I no longer have. There will be NO further problems!

Monthly net income: $ 3800

Monthly expenses: $ 1900
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477759
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$208.43

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-1997	Debt/Income ratio:	18%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	12 / 12	Length of status:	4y 5m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,648	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	51	Bankcard utilization:	14%
		Homeownership:	No
Screen name:	durability-expert	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My motorcycle loan
Purpose of loan:
This loan will be used to finance a motorcycle and consolidate credit cards.?

My financial situation:
I am a good candidate for this loan because i am well past my bankruptcy.??I have a steady job and good credit.?I also own a home through a land contract even though this is not on my credit report.??I also have no current delinquencies.? I have obtained my credit report and?I am currently looking for errors.? I am also getting $8000 from the first time homebuyers program through the federal government.? I will be using this to get rid of my car payment.? This will free up $365 a month.

Monthly net income: $ 2800 + 200 from roommate

Monthly expenses: $
??Housing: $ 900
??Insurance: $80
??Car expenses: $ 365
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $100
??Clothing, household expenses $?100
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477823
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$241.56

Auction yield range:	10.79% - 19.00%	Estimated loss impact:	11.25%
Lender servicing fee:	1.00%	Estimated return:	7.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2003	Debt/Income ratio:	21%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	1y 9m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,053	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	48%
		Homeownership:	No
Screen name:	diligent-bid2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Blasted credit card companies
Purpose of loan:
To finally pay off these blasted credit cards.

My financial situation:
I am a good candidate for this loan because I am super reliable and have a great job. (Please don't disregard me because I used the word 'super'). I've always paid my credit cards and other loans on time. I just want to be finished paying these cards off once and for all and only have to worry about one payment per month. Plus I dislike Target.

Monthly net income: $ 3,200 to 4,000

Monthly expenses: $
??Housing: $ 600.00
??Insurance: $ 96.00 ????
??Car expenses: $ 50.00
??Utilities: $ 50.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 500.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477839
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,300.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 35.65%	Starting monthly payment:	$274.39

Auction yield range:	10.79% - 31.00%	Estimated loss impact:	11.58%
Lender servicing fee:	1.00%	Estimated return:	19.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1993	Debt/Income ratio:	9%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 5	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$9,072	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	No
Screen name:	1st-Home-Purchase	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
U Get AWESOME Rate.. I Get a House!
Purpose of loan:
This loan will be used to?
Purchase our 1st house!

My financial situation:

Experian: 712 - Equifax: 715 - TransUnion: 703

For Real!

So why the 'D' rating? Who cares!... the money will?go to YOU instead of the landlord -?Shazam!!

BTW, I'm never late on payments, and my 'low risk' credit scores reflect that.

Our new house mortgage will be hundreds less than what we now pay for rent, (wait, what... seriously? YES!).

The money saved?will offset this loan payment. Win!

I have paid off several auto loans and credit cards over the years, and my future keeps getting brighter.

Monthly net income: $6,230 <-- Not bad eh?

Monthly expenses: $ 3,730
??Housing: $ 1,450
??Car Insurance: $ 150
??Car expenses: $ 300
? Medical: $ 450
??Utilities: $ 200?
??Phone, cable, internet: $ 375
??Food, entertainment: $ 400
??Clothing, household expenses $75
??Credit cards and other loans: $ 230
??Other expenses: $ 100

Check out my debt/income ratio. That's what I'm talkin bout.

This loan is guaranteed S O L I D (your so stoked).

Hurry, this crazy deal won't last!!!

Thanks for your time!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477847
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,700.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%

Starting lender yield:	7.25%	Starting borrower rate/APR:	8.25% / 8.59%	Starting monthly payment:	$53.47

Auction yield range:	2.79% - 7.25%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	May-1993	Debt/Income ratio:	16%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	20y 9m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$26,527	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	Yes
Screen name:	ferocious-reward	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
pay off a debt
My financial situation:
I am a good candidate for this loan because? I always pay my bills and can continue to do so
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477857
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-1997	Debt/Income ratio:	22%
Credit score:	620-639 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	21y 11m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Laborer
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,027	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	Shark1056	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	640-659 (Aug-2010) 660-679 (Sep-2009) 660-679 (Aug-2009) 520-539 (Aug-2008)
Principal balance:	$2,643.27	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
I will consolidate debt....
Purpose of loan:
This loan will be used to? Help both of my children with college expenses and to buy my daughter a used car to go back and forth to college.? She is an honor student with lots?academic and athletic awards and I would like to reward her with a nice reliable car.? ?Both of my children are college athletes and need the financial assistance of my wife and I throughout the year.? Tuition costs and expenses that need paid during the college year.? A loan from my peers on Prosper would help out tremendously.? The money for the loan will come directly out of my checking account so never a missed payment.? You will be rewarded for your faith in my family.? Thank You for considering us for your investment.

My financial situation:
I will payoff my first loan with prosper and consolidate my debts into one monthly payment which will allow me to buy a nice used car for my daughter in college.? I appreciate the investors on Prosper believing in me and my family.? I would rather make payments to my peers on Prosper then pay the banks.? This way everyone wins.? I will pay this loan off before my 36 months are up.? Thank you for considering my loan.

Monthly net income: $ 6250

Monthly expenses: $ 3200
??Housing: $ 1250
??Insurance: $ 300
??Car expenses: $ 150
??Utilities: $ 250
??Phone, cable, internet: $ 175
??Food, entertainment: $ 625
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477881
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	16.79%	Starting borrower rate/APR:	17.79% / 21.14%	Starting monthly payment:	$270.35

Auction yield range:	16.79% - 16.79%	Estimated loss impact:	19.22%
Lender servicing fee:	1.00%	Estimated return:	-2.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1994	Debt/Income ratio:	24%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,242	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	80%
		Homeownership:	No
Screen name:	speedy-vigilance9	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consol

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477887
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Oct-1986	Debt/Income ratio:	18%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	4 / 4	Length of status:	1y 0m
Amount delinquent:	$2,624	Total credit lines:	27	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,915	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	pound-serenity	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
No risk for you!!!! See Description
Looking to pay for our son's SAT exams and college applications who is a senior in high school. Also our 7th grader has a $300 field trip which is due as part of Beta Club. My commission check which will be payable in November will exceed $15,000 as income is ramping up for me and already have October production in the books for large November payout. We are a good hard working honest family of 6 who will pay this loan PERFECTLY!! We can easily pay the monthly payment or more - just cannot come up with this amount at one time right now. The delinquent rating shown on the credit section is now inaccurate as just made our house payment. We have been making 1 payment each month for many many months - but are rolling just one month behind from getting one month behind many months ago.

The payment of 45 per month is no issue as my wife draws income as well and my income is on the rise - you will not be sorry to bid high to allow this loan to fund.....we WILL pay back!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477889
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 15.23%	Starting monthly payment:	$99.64

Auction yield range:	10.79% - 11.00%	Estimated loss impact:	11.03%
Lender servicing fee:	1.00%	Estimated return:	-0.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1993	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,862	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	28%
		Homeownership:	No
Screen name:	BigNasty15	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
unexpected expenses
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477899
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 33.56%	Starting monthly payment:	$41.09

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jul-2008	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	0y 7m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$571	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	23%
		Homeownership:	No
Screen name:	compassionate-compassion386	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
invest in new website
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477905
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$336.52

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-1989	Debt/Income ratio:	31%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 7	Length of status:	23y 11m
Amount delinquent:	$52	Total credit lines:	27	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,370	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Bankcard utilization:	87%
		Homeownership:	No
Screen name:	mamadeesf	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	65 ( 100% )	660-679 (Latest)
Principal borrowed:	$9,950.00	< 31 days late:	0 ( 0% )	580-599 (Mar-2008) 620-639 (Sep-2007)
Principal balance:	$836.96	31+ days late:	0 ( 0% )
Total payments billed:	65
Description
Family Caregiver needs help!
Purpose of loan:
This loan will be used to...
I have been the care giver to my family most of my life ? if it?s not for my son who is challenged with a medical condition, it?s been caring for my mother who battled cancer for several years but recently lost her battle.I now need to concentrate on myself.Try to make my life easier.I would love to be able to pay off several credit cards with the help of Prosper?s generous community and lump my payments into one.I need to pay down my debt so I can look forward to retirement.Thank you!

My financial situation:
I am a good candidate for this loan because I have been a reliable prosper borrower and have paid off a loan already.? I have my payments deducted automatically and have always been current.? I have a great job and I don't have to pay for housing.?

Monthly net income: $ 4650

Monthly expenses: $
??Housing: $0
??Insurance: $ 98
??Car expenses: $ 60
??Utilities: $ 120
??Phone, cable, internet: $ 75
??Food, entertainment: $?600
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477907
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$138.96

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Oct-2004	Debt/Income ratio:	19%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	0y 9m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,667	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	33%
		Homeownership:	No
Screen name:	first-class-fairness2	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?Pay off my credit card debt

My financial situation:
I am a good candidate for this loan because?I have a steady job that I love. I live at home with my parents and will continue to do so until I feel financially stable.

Monthly net income: $ 2632.25, before taxes Monthly expenses: $1800??Housing: $0
??Insurance: $135.00
??Car expenses: $188
??Utilities: $0
??Phone, cable, internet: $0
??Food, entertainment: $800
??Clothing, household expenses $300
??Credit cards and other loans: $430
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477911
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	15.50%	Starting borrower rate/APR:	16.50% / 19.82%	Starting monthly payment:	$265.53

Auction yield range:	13.79% - 15.50%	Estimated loss impact:	14.87%
Lender servicing fee:	1.00%	Estimated return:	0.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-1989	Debt/Income ratio:	14%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 8	Length of status:	8y 4m
Amount delinquent:	$4,287	Total credit lines:	23	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,750	Stated income:	$100,000+
Delinquencies in last 7y:	4	Bankcard utilization:	41%
		Homeownership:	No
Screen name:	prudent-loan1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt
Purpose of loan:
This loan will be used to? pay off CC and to buy equipment for my business

My financial situation:
I am a good candidate for this loan because?? I have motivation to build my business and to improve my credit score.? The one delinquent debt is for a mattress that was bought and returned and the company went out of business and I never received my refund.? A collection company bought the debt.? I will not pay it and I have made many request for the collection agency to remove this because it is not a valid debt.

Monthly net income: $ 10,000.00

Monthly expenses: $
??Housing: $ 2,800.00 ????
??Insurance: $ 200.00
??Car expenses: $ 550.00
??Utilities: $ 75.00
??Phone, cable, internet: $ 69.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 350.00
??Credit cards and other loans: $ 375.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477913
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Sep-1997	Debt/Income ratio:	17%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	safe-commitment0	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finding inner peace...
Purpose of loan:
This loan will be used to?Purchase more inventory for the start up of my business

My financial situation:
I am a good candidate for this loan because?we will be able to operate with minimal overhead requirements which?will provide opportunity for maximum profitability.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 89
??Car expenses: $ N/A???
??Utilities: $ 200?
??Phone, cable, internet: $ 80
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477919
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 26.46%	Starting monthly payment:	$174.19

Auction yield range:	16.79% - 22.00%	Estimated loss impact:	19.55%
Lender servicing fee:	1.00%	Estimated return:	2.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1995	Debt/Income ratio:	21%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	3 / 3	Length of status:	0y 11m
Amount delinquent:	$989	Total credit lines:	78	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$707	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	50	Bankcard utilization:	94%
		Homeownership:	No
Screen name:	pragmatic-agreement6	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off Debts
Purpose of loan:
This loan is going to be used to pay off my credit cards, settle my current delinquent debt (which is in dispute), and work to help build my credit.

My financial situation:
I very much want to get myself back into a positive financial position.? It has been a tough road but I?have worked, and will continue to work,?very hard to make this happen.? I have a stable job that I love and a positive attitude working in my favor.

Monthly net income: $ 3107.00

Monthly expenses: $
??Housing: $ 900.00
??Insurance: $ 121.00
??Car expenses: $ 75.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 135.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 500.00
??Other expenses: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477925
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,900.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$343.91

Auction yield range:	5.79% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jan-1991	Debt/Income ratio:	12%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$30,852	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	basis-piccolo0	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
basis-piccolo0
Purpose of loan:
This loan will be used to?

Hello,

Thank you for your consideration!?

I have a high interest credit card that I would like to pay off.

My financial situation:
I am a good candidate for this loan because?

1.? I have never, ever made a late payment on any sort of loan.? I take my debts seriously.
2.? I have around $2500 a month in disposable income.? So, a $350 payment is not an issue.

Monthly net income: $ 6,500

Monthly expenses: $
??Housing: $ 1570
??Insurance: $ 100
??Car expenses: $ 470
??Utilities: $ 70
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 700
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477935
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$505.41

Auction yield range:	5.79% - 12.00%	Estimated loss impact:	6.15%
Lender servicing fee:	1.00%	Estimated return:	5.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-2000	Debt/Income ratio:	12%
Credit score:	760-779 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 11	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$26,117	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	43%
		Homeownership:	Yes
Screen name:	basis-goliath	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay down revolving credit
Purpose of loan:
This loan will be used to? reduce revolving credit

My financial situation:
I am a good candidate for this loan because? I am in good financial condition and never miss payments.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 651
electric????? $100
heat?????????? $100
credit + loans $400
??Insurance: $
??Car expenses: $ 0
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 477955
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 22.37%	Starting monthly payment:	$109.97

Auction yield range:	16.79% - 18.00%	Estimated loss impact:	25.00%
Lender servicing fee:	1.00%	Estimated return:	-7.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jul-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	620-639 (Sep-2010)	Inquiries last 6m:	4	Employment status:	Self-employed
Now delinquent:	1	Current / open credit lines:	7 / 7	Length of status:	4y 7m
Amount delinquent:	$254	Total credit lines:	15	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,528	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	30%
		Homeownership:	No
Screen name:	roland1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	17 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	640-659 (Mar-2010) 600-619 (May-2008) 540-559 (Apr-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	17
Description
Debt Consolidation/ Credit Repair
First off, I have no idea why I had a drop in my credit score lately. I have $300 in credit card debt, and my monthly expenses are about $1,500. I have had 2 loans on here that I paid off well before the due date and I am planning on doing the same with this one. I own a nutritional consulting and personal training company. I also have a vitamin brand that I sell primarily to my own clients. I also own a retail website of an unrelated industry. I've been using these loans to repair damage I did to my credit when I was a kid. I make between $3,600-$4,200 a month, but it varies due to the nature of personal training clients. My income is stable and consistent.
Information in the Description is not verified.